Exhibit 99.1

News Release	Williams Partners L.P. (NYSE: WPZ)
One Williams Center
Tulsa, OK 74172
800-600-3782
www.williams.com

DATE: Feb. 18, 2015

MEDIA CONTACT:	INVESTOR CONTACTS:
Tom Droege 918) 573-4034	John Porter (918) 573-0797	Brett Krieg (918) 573-4614

Williams Partners L.P. (Newly Merged Partnership) Reports 2014 Financial

Results for Pre-Merger Williams Partners and Pre-Merger Access

Midstream Partners, Updates Guidance

•	Pre-Merger Williams Partners Generated 2014 Adjusted Segment Profit + DD&A of $2.6 Billion, Distributable Cash Flow (DCF) of $1.7 Billion

•	Pre-Merger Access Midstream Partners Generated 2014 Adjusted EBITDA of $1.2 Billion, Adjusted DCF of $853 Million

•	Newly Merged Williams Partners/Access Midstream Partners Creates Leading, Large-Cap Natural Gas Infrastructure-Focused MLP with Robust Growth Outlook and Major Positions in Key Basins

•	Updating Guidance to Reflect Sharply Lower Commodity Price Assumptions; 2015 Commodity Margins Lower by 44% (Assumes $55 WTI, $3 Henry Hub Gas)

•	Expect Adjusted EBITDA of Approximately $4.5 Billion in 2015, Increasing 34% to Approximately $6 Billion in 2017; 2015 Gross Margin Expected to be 88% Fee-Based

•	Expect Williams Partners Per Unit Distribution of $3.40 in 2015 with 7% to 11% Annual LP Unit Distribution Growth Rate through 2017 with Growing Coverage

TULSA, Okla. – Williams Partners L.P. (NYSE: WPZ) today announced unaudited 2014 financial results for pre-merger Williams Partners L.P. and pre-merger Access Midstream Partners, L.P. The two master limited partnerships (MLP) merged on Feb. 2, 2015, creating a new MLP that adopted the name “Williams Partners” and the NYSE ticker symbol “WPZ.”

Throughout this news release, “Williams Partners” refers to the merged MLP on a go-forward basis while “pre-merger Williams Partners” and “pre-merger Access Midstream Partners” refers to the two MLPs and their separate financial results prior to the merger. The pre-merger Access Midstream Partners’ results do not reflect Williams’ basis of accounting.

Summary Financial Information	Full Year		4Q
Amounts in millions, except per-unit and coverage ratio amounts. All income amounts attributable to Williams Partners L.P. and Access Midstream Partners, L.P.	2014	2013	2014	2013
(Unaudited)

Pre-Merger Williams Partners
Adjusted segment profit + DD&A (1)	$2,586	$2,589	$521	$691
DCF attributable to partnership operations (1) (A)	$1,719	$1,771	$266	$509
Cash distribution coverage ratio (1)	NA	.90x	NA	.92x
Net income	$1,094	$1,116	$293	$217

Pre-Merger Access Midstream Partners
Adjusted EBITDA (1)	$1,161	$859	$317	$241
Adjusted DCF (1) (B)	$853	$635	$230	$180
Cash distribution coverage ratio (1)	NA	1.49x	NA	1.48x
Net income	$398	$336	$228	$129

Combined Pre-Merger WPZ/ACMP DCF (1) (A+B)	$2,572	$2,406	$496	$689

(1)	Distributable cash flow, cash distribution coverage ratio, adjusted segment profit + DD&A, adjusted EBITDA and adjusted distributable cash flow are non-GAAP measures. Cash distribution coverage ratio for full-year and fourth quarter 2014 is not applicable as the cash distribution paid for fourth quarter 2014 was paid to unitholders of the merged MLP. Reconciliations to the most relevant measures included in GAAP are attached to this news release.

Pre-Merger Williams Partners

For full-year 2014, pre-merger Williams Partners reported adjusted segment profit + DD&A of $2.586 billion, compared with $2.589 billion for 2013. The results include a $199 million increase in fee-based revenues, offset by $56 million lower results at the Geismar olefins plant (including actual and assumed business interruption insurance proceeds of $123 million and $311 million for 2013 and 2014, respectively). Additionally, 2014 adjusted segment profit + DD&A was reduced by $181 million as a result of commodity price declines including $130 million lower NGL margins, and $51 million primarily related to unfavorable inventory adjustments.

DCF for 2014 was $1.719 billion, compared with $1.771 billion for 2013. The primary drivers of DCF were the same as those that drove adjusted segment profit + DD&A. Additionally maintenance capital expenditures were also $97 million higher in the 2014 period, which includes $65 million of unusual Geismar-related expenditures.

Fourth quarter 2014 adjusted segment profit + DD&A was $521 million, compared with $691 million for fourth quarter 2013. The decrease for the quarter was primarily due to $137 million lower Geismar results (including actual and assumed business interruption insurance proceeds of $108 million for fourth quarter 2013). The partnership estimates that adjusted segment profit + DD&A would have been approximately $160 million higher had the expanded Geismar plant been in operation during fourth quarter 2014. Additionally, a $55 million increase in fee-based revenues was more than offset by $88 million of commodity price declines including $47 million primarily related to unfavorable inventory adjustments and $41 million lower NGL margins.

DCF for fourth quarter 2014 was $266 million, compared with $509 million for fourth quarter 2013. Again, the primary drivers for DCF were the same as those that drove adjusted segment profit + DD&A, however maintenance capital expenditures were $67 million higher for the 2014 period, including unusual Geismar-related expenditures.

Pre-Merger Williams Partners	Full-Year 2014				Full-Year 2013
Amounts in millions (loss)	Segment Profit	Adj.**	Adj. Segment Profit*	Adj. Segment Profit + DD&A*	Segment Profit	Adj.**	Adj. Segment Profit*	Adj. Segment Profit + DD&A*
Northeast G&P	$212	($119)	$93	$263	($24)	$32	$8	$140
Atlantic-Gulf	635	10	645	1,024	614	(8)	606	969
West	631	8	639	878	741	0	741	977
NGL & Petchem Services	265	89	354	421	346	97	443	503

Total	$1,743	($12)	$1,731	$2,586	$1,677	$121	$1,798	$2,589

	4Q 2014				4Q 2013
	Segment Profit	Adj.**	Adj. Segment Profit*	Adj. Segment Profit + DD&A*	Segment Profit	Adj.**	Adj. Segment Profit*	Adj. Segment Profit + DD&A*
Northeast G&P	$156	($130)	$26	$76	($26)	$23	($3)	$35
Atlantic-Gulf	140	10	150	253	166	(2)	164	255
West	139	2	141	202	186	0	186	245
NGL & Petchem Services	39	(66)	(27)	(10)	19	122	141	156

Total	$474	($184)	$290	$521	$345	$143	$488	$691

*	Schedules reconciling segment profit to adjusted segment profit and adjusted segment profit + DD&A are attached to this news release.
**	Adjustments consist primarily of assumed business interruption insurance related to the Geismar plant and the removal of a contingency gain.

Pre-Merger Access Midstream Partners

For full-year 2014, pre-merger Access Midstream’s adjusted EBITDA was $1.161 billion, an increase of $302 million, or 35.2 percent, compared with $859 million for 2013. DCF for 2014 was $725 million, up 14.2 percent over 2013 DCF of $635 million. After excluding the impact of one-time Williams transaction related costs, adjusted 2014 DCF totaled $853 million, an increase of $218 million, or 34.3 percent, from 2013 DCF.

For fourth quarter 2014, pre-merger Access Midstream’s adjusted EBITDA totaled $317 million, an increase of $76 million, or 31.5 percent, from fourth quarter 2013 adjusted EBITDA of $241 million. DCF for fourth quarter 2014 totaled $225 million, an increase of $45 million, or 25 percent, from fourth quarter 2013 DCF of $180 million. After excluding the impact of one-time Williams transaction related costs, adjusted DCF for fourth quarter 2014 totaled $230 million, an increase of $50 million, or 27.8 percent, from fourth quarter 2013 DCF.

Access Midstream experienced record volume performance throughout 2014, including generating a daily gross throughput record of more than 6.5 billion cubic feet in December 2014.

CEO Commentary

Alan Armstrong, chief executive officer of the general partner of Williams Partners (the newly merged MLP), made the following comments:

“In the fourth quarter, our fee-based revenues continued to grow and we began commissioning major new assets including Gulfstar One, Keathley Canyon Connector and our Geismar plant. These large-scale assets are ramping up in the first quarter of 2015 and are expected to deliver strong contributions for the balance of the year and beyond. However, the sharp decline in commodity prices, the delay in the startup of Geismar and higher costs associated with the commissioning of these large-scale assets, reduced our overall results.

“The merger of Williams Partners and Access Midstream created a leading large-cap MLP focused on natural gas infrastructure, and further positions us to take advantage of long-term natural gas demand growth for power generation, manufacturing and exports. We expect the new Williams Partners to generate approximately $4.5 billion of adjusted EBITDA in 2015 from a gross margin that is about 88 percent fee-based, the majority of which consists of contracts with demand payments, cost-of-service rates or minimum volume commitments.

“Over the next three years, we’re deploying 99 percent of Williams Partners’ planned $9.3 billion of growth capital toward fully-contracted, fee-based projects. As a result, we’re confident in our ability to deliver one of the highest rates of distribution growth amongst our large-cap peers, despite lower commodity prices.”

Guidance for Williams Partners (newly merged MLP)

Earnings and cash flow guidance for Williams Partners (the newly merged MLP), reflects the following key assumptions:

a.	Substantially lower commodity price assumptions (see accompanying table)

b.	Lower expected fee-based volumes in certain areas as a result of the lower commodity price environment

c.	Our Geismar plant, which restarted in February 2015, will continue to ramp up to expanded capacity through March. Production during February and March is expected to be intermittent, resulting in limited financial contribution for the first quarter.

d.	Deferral of the planned dropdown of Williams’ remaining NGL & Petchem Services projects in order to reduce Williams Partners’ near-term capital requirements

Updated guidance for the new Williams Partners’ 2015 common unit cash distributions is $3.40 per unit with an annual growth rate of 7 percent to 11 percent through 2017 with growing coverage.

Current guidance assumes approximately $600 million of Williams Partners’ equity financing for 2015. We anticipate meeting these equity needs through Williams Partners’ at-the-market program. Additional financing needs are expected to be met primarily through the use of commercial paper, revolver borrowing and the issuance of new debt. Williams Partners expects to maintain investment-grade credit ratings.

Current guidance is provided in the following table:

Williams Partners (newly merged MLP) financial outlook and commodity price assumptions
	2015			2016			2017
(amounts in millions)	Low	Mid	High	Low	Mid	High	Low	Mid	High
Adjusted EBITDA	$4,300	$4,465	$4,630	$5,120	$5,315	$5,510	$5,750	$5,965	$6,180
Distributable Cash Flow (1)	$2,845	$3,010	$3,175	$3,475	$3,675	$3,875	$3,960	$4,185	$4,410
Total Cash Distributions	$3,010	$3,005	$2,995	$3,380	$3,440	$3,515	$3,770	$3,925	$4,090
Cash Distributions per LP Unit	$3.40	$3.40	$3.40	$3.64	$3.71	$3.78	$3.89	$4.04	$4.19
Cash Distribution Coverage Ratio (1)	.95x	1.00x	1.06x	1.03x	1.07x	1.10x	1.05x	1.07x	1.08x
Pro Forma Cash Distribution Coverage Ratio (2)		1.05x			NA			NA
Capital & Investment Expenditures
Growth	$3,250	$3,525	$3,800	$2,650	$2,925	$3,200	$2,550	$2,850	$3,150
Maintenance	$430	$430	$430	$430	$430	$430	$430	$430	$430

Total Capital & Investment Expenditures	$3,680	$3,955	$4,230	$3,080	$3,355	$3,630	$2,980	$3,280	$3,580

Commodity Price Assumptions
Crude Oil - WTI ($ per barrel)	$45.00	$55.00	$65.00	$53.75	$65.00	$76.25	$57.50	$70.00	$82.50
Natural Gas - Henry Hub ($/MMBtu)	$2.50	$3.00	$3.50	$2.75	$3.25	$3.75	$3.25	$3.75	$4.25
Composite NGL Barrel ($ per gallon)	$0.360	$0.450	$0.520	$0.410	$0.490	$0.560	$0.460	$0.550	$0.620
Crack Spread ($ per pound) (3)	$0.297	$0.350	$0.411	$0.323	$0.376	$0.443	$0.346	$0.395	$0.466
Ethylene spot - ($ per pound)	$0.360	$0.430	$0.500	$0.395	$0.465	$0.540	$0.430	$0.500	$0.580
Ethane- ($ per gallon)	$0.150	$0.190	$0.210	$0.170	$0.210	$0.230	$0.200	$0.250	$0.270
Propane ($ per gallon)	$0.500	$0.600	$0.700	$0.550	$0.650	$0.750	$0.600	$0.700	$0.800
Propylene Spot ($ per pound)	$0.405	$0.475	$0.545	$0.415	$0.485	$0.555	$0.430	$0.500	$0.570

(1)	Distributable cash flow and cash distribution coverage ratio are non-GAAP measures. Reconciliations to the most relevant measures included in GAAP are attached to this news release.
(2)	We estimate the 2015 cash distribution coverage ratio would have been approximately 1.05x, assuming Geismar, Keathley Canyon Connector and Gulfstar One were in service at expected capacity for full-year 2015.
(3)	Crack spread is based on delivered U.S. Gulf Coast ethylene and Mont Belvieu ethane.

Year-End 2014 Materials to Be Posted Shortly; Conference Call Scheduled for Tomorrow

Year-end 2014 financial materials for pre-merger Williams Partners and pre-merger Access Midstream Partners will be posted shortly at www.williams.com. The materials include the data book and analyst package for pre-merger Williams Partners, as well as financial highlights and operating statistics for pre-merger Access Midstream Partners.

Williams Partners and Williams plan to jointly host a conference call and live webcast on Thursday, Feb. 19, at 9:30 a.m. EST. A limited number of phone lines will be available at (800) 768-6570. International callers should dial (785) 830-1942. A link to the webcast, as well as replays of the webcast in both streaming and downloadable podcast formats, will be available for two weeks following the event at www.williams.com.

Form 10-K

Williams Partners’ 2014 Form 10-K, which will contain the pre-merger results of Access Midstream Partners, is expected to be filed with the Securities and Exchange Commission next week. Once filed, the document will be available on both the SEC and Williams’ websites.

Williams Partners also anticipates filing a Form 8-K next week including supplemental financial statements for the post-merger partnership, which will present the results for pre-merger Williams Partners and pre-merger Access Midstream Partners at Williams’ basis in both partnerships, combined for the periods under common control since the July 1 acquisition of Access Midstream Partners by Williams. Periods prior to that date will primarily reflect only pre-merger Williams Partners at Williams’ accounting basis.

Definitions and Non-GAAP Measures

This news includes certain financial measures – adjusted EBITDA, adjusted segment profit and adjusted segment profit + DD&A, distributable cash flow and cash distribution coverage ratio – that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission. For the following definitions, depreciation and amortization (DD&A) includes amortization of basis differences related to equity-method investments.

Adjusted EBITDA is defined as net income (loss) before income tax expense, net interest expense, depreciation and amortization expense (including amortization of basis differences related to equity-method investments) and equity earnings from investments, adjusted for certain other items management believes affect the comparability of operating results. We also add our proportional ownership share of net income (loss) before income tax expense, net interest expense, depreciation and amortization expense of equity investments.

Adjusted segment profit excludes items of income or loss that we characterize as unrepresentative of our ongoing operations and may include assumed business interruption insurance related to the Geismar plant. Adjusted segment profit + DD&A is adjusted to add back depreciation and amortization expense. Management believes these measures provide investors meaningful insight into results from ongoing operations.

For the newly merged-MLP, Williams Partners L.P., we define distributable cash flow as adjusted EBITDA less maintenance capital expenditures, cash paid for interest expense, distributions to noncontrolling interests and cash income taxes.

For the newly merged-MLP, Williams Partners L.P., we also calculate the ratio of distributable cash flow to the total cash distributed (cash distribution coverage ratio). This measure reflects the amount of distributable cash flow relative to our cash distribution. We have also provided this ratio calculated using the most directly comparable GAAP measure, net income.

This news release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the Partnership’s assets and the cash that the business is generating.

Neither adjusted EBITDA, adjusted segment profit, adjusted segment profit + DD&A, nor distributable cash flow are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

About Williams Partners (newly merged partnership)

Williams Partners (NYSE: WPZ) is an industry-leading, large-cap natural gas infrastructure master limited partnership with a strong growth outlook and substantial positions across key U.S. supply basins and also in Canada. Williams Partners has operations across the natural gas value chain from gathering, processing and interstate transportation of natural gas and natural gas liquids to petchem production of ethylene, propylene and other olefins. Williams Partners owns and operates more than 33,000 miles of pipelines system wide – including the nation’s largest volume and fastest growing pipeline – moving approximately 20 percent of U.S. natural gas for clean-power generation, home heating and industrial use. Tulsa, Okla.-based Williams (NYSE: WMB), a premier provider of large-scale North American natural gas infrastructure, owns 60 percent of Williams Partners, including the general-partner interest. www.williams.com

Forward Looking Statements

The reports, filings, and other public announcements of The Williams Companies, Inc. (Williams) and Williams Partners L.P. (WPZ) may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. You typically can identify forward-looking statements by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” “assumes,” “guidance,” “outlook,” “in service date” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

•	Expected levels of cash distributions by WPZ with respect to general partner interests, incentive distribution rights, and limited partner interests;

•	The levels of dividends to Williams stockholders;

•	Future credit ratings of Williams and WPZ;

•	Amounts and nature of future capital expenditures;

•	Expansion and growth of our business and operations;

•	Financial condition and liquidity;

•	Business strategy;

•	Cash flow from operations or results of operations;

•	Seasonality of certain business components;

•	Natural gas, natural gas liquids, and olefins prices, supply, and demand; and

•	Demand for our services.

Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this presentation. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

•	Whether WPZ will produce sufficient cash flows to provide the level of cash distributions we expect;

•	Whether Williams is able to pay current and expected levels of dividends;

•	Availability of supplies, market demand, and volatility of prices;

•

Inflation, interest rates, and fluctuation in foreign exchange rates and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on customers and suppliers);

•	The strength and financial resources of our competitors and the effects of competition;

•	Whether we are able to successfully identify, evaluate and execute investment opportunities;

•	Our ability to acquire new businesses and assets and successfully integrate those operations and assets into our existing businesses as well as successfully expand our facilities;

•	Development of alternative energy sources;

•	The impact of operational and developmental hazards and unforeseen interruptions;

•	The ability to recover expected insurance proceeds related to the Geismar plant;

•	Costs of, changes in, or the results of laws, government regulations (including safety and environmental regulations), environmental liabilities, litigation, and rate proceedings;

•	Williams’ costs and funding obligations for defined benefit pension plans and other postretirement benefit plans;

•	WPZ’s allocated costs for defined benefit pension plans and other postretirement benefit plans sponsored by its affiliates;

•	Changes in maintenance and construction costs;

•	Changes in the current geopolitical situation;

•	Our exposure to the credit risk of our customers and counterparties;

•

Risks related to financing, including restrictions stemming from debt agreements, future changes in credit ratings as determined by nationally-recognized credit rating agencies and the availability and cost of capital;

•	The amount of cash distributions from and capital requirements of our investments and joint ventures in which we participate;

•	Risks associated with weather and natural phenomena, including climate conditions;

•	Acts of terrorism, including cybersecurity threats and related disruptions; and

•	Additional risks described in our filings with the Securities and Exchange Commission (SEC).

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to causing our actual results to differ, the factors listed above may cause our intentions to change from those statements of intention set forth in this presentation. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.

Investors are urged to closely consider the disclosures and risk factors in Williams’ and WPZ’s annual reports on Form 10-K filed with the SEC on Feb. 26, 2014, and each of our quarterly reports on Form 10-Q available from our offices or from our website at www.williams.com.

# # #

PRE-MERGER

Financial Highlights and Operating Statistics

(UNAUDITED)

Final

December 31, 2014

Pre-merger Williams Partners L.P.

Reconciliation of Non-GAAP Measures

(UNAUDITED)

	2013					2014
(Dollars in millions, except coverage ratios)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Williams Partners L.P.
Reconciliation of Non-GAAP “Distributable cash flow” to GAAP “Net income”
Net income	$344	$272	$285	$218	$1,119	$352	$234	$218	$300	$1,104
Income attributable to noncontrolling interests	—	—	—	(3)	(3)	—	(2)	(1)	(7)	(10)
Depreciation and amortization	196	191	201	203	791	208	207	209	231	855
Non-cash amortization of debt issuance costs included in interest expense	3	4	4	3	14	4	3	4	4	15
Equity earnings from investments	(18)	(35)	(31)	(20)	(104)	(23)	(32)	(36)	(41)	(132)
Allocated reorganization-related costs	2	—	—	—	2	—	—	—	—	—
Impairment of certain materials and equipment	—	—	—	—	—	—	17	—	23	40
Loss related to Geismar Incident	—	6	4	4	14	—	—	5	5	10
Geismar Incident adjustment for insurance and timing	—	—	(35)	118	83	54	96	—	(71)	79
Contingency (gain) loss, net of legal costs	—	—	9	16	25	—	—	—	(143)	(143)
Reimbursements from Williams under omnibus agreements	4	4	2	3	13	3	4	1	3	11
Loss related to Opal incident	—	—	—	—	—	—	6	—	2	8
Plymouth incident adjustment	—	—	—	—	—	—	3	3	6	12
Canadian income tax	—	—	—	—	—	—	4	8	28	40
Income related to partial acreage dedication release	—	—	—	—	—	—	—	(12)	—	(12)
Maintenance capital expenditures	(44)	(76)	(79)	(59)	(258)	(36)	(90)	(103)	(126)	(355)

Distributable cash flow excluding equity investments	487	366	360	483	1,696	562	450	296	214	1,522
Plus: Equity investments cash distributions to Williams Partners L.P.	38	41	34	41	154	43	54	71	52	220

Distributable cash flow	525	407	394	524	1,850	605	504	367	266	1,742
Less: Pre-partnership distributable cash flow	28	20	16	15	79	23	—	—	—	23

Distributable cash flow attributable to partnership operations	$497	$387	$378	$509	$1,771	$582	$504	$367	$266	$1,719

Total cash distributed	$473	$489	$442	$556	$1,960	$566	$577	$587	$—	$1,730

Coverage ratios:
Distributable cash flow attributable to partnership operations divided by Total cash distributed	1.05	0.79	0.86	0.92	0.90	1.03	0.87	0.63	NA	NA

Net income divided by Total cash distributed	0.73	0.56	0.64	0.39	0.57	0.62	0.41	0.37	NA	NA

Pre-merger Williams Partners L.P.

Reconciliation of GAAP “Segment Profit (Loss)” to Non-GAAP “Adjusted Segment Profit (Loss)” and “Adjusted Segment Profit (Loss) + DD&A”

(UNAUDITED)

	2013					2014
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Segment profit (loss):
Northeast G&P	$(9)	$12	$(1)	$(26)	$(24)	$6	$15	$35	$156	$212
Atlantic-Gulf	159	152	137	166	614	165	168	162	140	635
West	186	162	207	186	741	165	152	175	139	631
NGL & Petchem Services	158	101	68	19	346	167	58	1	39	265

Total segment profit (loss)	$494	$427	$411	$345	$1,677	$503	$393	$373	$474	$1,743

Segment adjustments:
Northeast G&P
Share of impairments at equity method investee	$—	$—	$—	$7	$7	$—	$—	$—	$—	$—
Contingency (gain) loss, net of legal costs	—	—	9	16	25	—	—	—	(143)	(143)
Loss related to compressor station fire	—	—	—	—	—	6	—	—	—	6
Net gain related to partial acreage dedication release	—	—	—	—	—	—	—	(12)	—	(12)
Impairment of certain materials and equipment	—	—	—	—	—	—	17	—	13	30

Total Northeast G&P adjustments	—	—	9	23	32	6	17	(12)	(130)	(119)
Atlantic-Gulf
Impairment of certain equipment	—	—	—	—	—	—	—	—	10	10
Litigation settlement gain	(6)	—	—	—	(6)	—	—	—	—	—
Net loss (recovery) related to Eminence storage facility leak	—	(5)	5	(2)	(2)	—	—	—	—	—

Total Atlantic-Gulf adjustments	(6)	(5)	5	(2)	(8)	—	—	—	10	10
West
Loss related to Opal incident	—	—	—	—	—	—	6	—	2	8

Total West adjustments	—	—	—	—	—	—	6	—	2	8
NGL & Petchem Services
Loss related to Geismar Incident	—	6	4	4	14	—	—	5	5	10
Geismar Incident adjustment for insurance and timing	—	—	(35)	118	83	54	96	—	(71)	79

Total NGL & Petchem Services adjustments	—	6	(31)	122	97	54	96	5	(66)	89

Total segment adjustments	$(6)	$1	$(17)	$143	$121	$60	$119	$(7)	$(184)	$(12)

Adjusted segment profit (loss):
Northeast G&P	$(9)	$12	$8	$(3)	$8	$12	$32	$23	$26	$93
Atlantic-Gulf	153	147	142	164	606	165	168	162	150	645
West	186	162	207	186	741	165	158	175	141	639
NGL & Petchem Services	158	107	37	141	443	221	154	6	(27)	354

Total adjusted segment profit (loss)	$488	$428	$394	$488	$1,798	$563	$512	$366	$290	$1,731

Depreciation and amortization (DD&A):
Northeast G&P	$29	$32	$33	$38	$132	$39	$40	$41	$50	$170
Atlantic-Gulf	93	87	92	91	363	94	91	91	103	379
West	61	58	58	59	236	58	60	60	61	239
NGL & Petchem Services	13	14	18	15	60	17	16	17	17	67

Total depreciation and amortization	$196	$191	$201	$203	$791	$208	$207	$209	$231	$855

Adjusted segment profit (loss) + DD&A:
Northeast G&P	$20	$44	$41	$35	$140	$51	$72	$64	$76	$263
Atlantic-Gulf	246	234	234	255	969	259	259	253	253	1,024
West	247	220	265	245	977	223	218	235	202	878
NGL & Petchem Services	171	121	55	156	503	238	170	23	(10)	421

Total adjusted segment profit (loss) + DD&A	$684	$619	$595	$691	$2,589	$771	$719	$575	$521	$2,586

Note:	Segment profit (loss) includes equity earnings (losses) and income (loss) from investments reported in other income (expense) - net below operating income in the Consolidated Statement of Comprehensive Income. Equity earnings (losses) result from investments accounted for under the equity method. Income (loss) from investments results from the management of certain equity investments.

Pre-merger Williams Partners L.P.

Consolidated Statement of Income

(UNAUDITED)

	2013					2014
(Dollars in millions, except per-unit amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Revenues:
Service revenues	$702	$717	$731	$764	$2,914	$763	$763	$766	$815	$3,107
Product sales	1,104	1,046	887	884	3,921	930	853	942	796	3,521

Total revenues	1,806	1,763	1,618	1,648	6,835	1,693	1,616	1,708	1,611	6,628
Costs and expenses:
Product costs	790	801	710	726	3,027	769	724	807	716	3,016
Operating and maintenance expenses	257	289	265	269	1,080	248	251	267	306	1,072
Depreciation and amortization expenses	196	191	201	203	791	208	207	209	231	855
Selling, general, and administrative expenses	130	131	130	128	519	130	132	129	154	545
Net insurance recoveries—Geismar Incident	—	—	(50)	10	(40)	(119)	(42)	—	(71)	(232)
Other (income) expense—net	1	4	21	25	51	17	27	(1)	(111)	(68)

Total costs and expenses	1,374	1,416	1,277	1,361	5,428	1,253	1,299	1,411	1,225	5,188

Equity earnings (losses)	18	35	31	20	104	23	32	36	41	132
Income (loss) from investments	(1)	(1)	(1)	—	(3)	—	—	—	—	—
General corporate expenses	45	46	40	38	169	40	44	40	47	171

Total segment profit	494	427	411	345	1,677	503	393	373	474	1,743

Reclass equity earnings (losses)	(18)	(35)	(31)	(20)	(104)	(23)	(32)	(36)	(41)	(132)
Reclass income (loss) from investments	1	1	1	—	3	—	—	—	—	—
Reclass general corporate expenses	(45)	(46)	(40)	(38)	(169)	(40)	(44)	(40)	(47)	(171)

Operating income	432	347	341	287	1,407	440	317	297	386	1,440

Equity earnings (losses)	18	35	31	20	104	23	32	36	41	132
Interest incurred	(118)	(118)	(119)	(122)	(477)	(131)	(142)	(155)	(156)	(584)
Interest capitalized	22	22	24	22	90	25	25	36	23	109
Other income (expense)—net	5	7	7	6	25	3	7	13	15	38

Income before income taxes	359	293	284	213	1,149	360	239	227	309	1,135
Provision (benefit) for income taxes	15	21	(1)	(5)	30	8	5	9	9	31

Net income	344	272	285	218	1,119	352	234	218	300	1,104
Less: Net income attributable to noncontrolling interests	—	1	1	1	3	—	2	1	7	10

Net income attributable to controlling interests	$344	$271	$284	$217	$1,116	$352	$232	$217	$293	$1,094

Allocation of net income for calculation of earnings per common unit:
Net income attributable to controlling interests	$344	$271	$284	$217	$1,116	$352	$232	$217	$293	$1,094
Allocation of net income to general partner	142	141	60	162	505	180	167	171	144	662
Allocation of net income to Class D units	—	—	—	—	—	14	18	17	24	73

Allocation of net income to common units	$202	$130	$224	$55	$611	$158	$47	$29	$125	$359

Net income per common unit	$.50	$.31	$.52	$.12	$1.45	$.36	$.11	$.07	$.27	$.78
Weighted-average number of common units outstanding (thousands)	401,969	413,901	428,682	438,626	420,916	438,626	438,626	439,138	466,469	461,086
Cash distributions per common unit	$.8475	$.8625	$.8775	$.8925	$3.480	$.9045	$.9165	$.9285	$.8500	$3.5995

Note:	The sum of net income per common unit for the quarters may not equal the total income per common unit for the year due to changes in the weighted-average number of common units outstanding.

Pre-merger Williams Partners L.P.

Northeast G&P

(UNAUDITED)

	2013					2014
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Revenues:
Fee-based revenues:
Gathering & processing	$59	$69	$84	$90	$302	$90	$93	$99	$112	$394
Production handling and transportation	1	3	2	4	10	3	2	4	5	14
Other fee revenues	3	6	8	6	23	6	12	11	15	44
Commodity-based revenues:
NGL sales from gas processing	1	—	3	2	6	2	2	2	3	9
Marketing sales	19	34	45	62	160	58	35	66	62	221
Other sales	—	1	(1)	—	—	—	—	—	—	—

	83	113	141	164	501	159	144	182	197	682
Intrasegment eliminations	—	—	(1)	1	—	—	—	—	(1)	(1)

Total revenues	83	113	140	165	501	159	144	182	196	681
Segment costs and expenses:
NGL cost of goods sold	—	—	(1)	—	(1)	1	—	—	(1)	—
Marketing cost of goods sold	20	33	46	62	161	57	37	65	62	221
Depreciation and amortization	29	32	33	38	132	39	40	41	50	170
Other segment costs and expenses	40	43	66	77	226	57	62	45	(66)	98
Intrasegment eliminations	—	—	(1)	1	—	—	—	—	(1)	(1)

Total segment costs and expenses	89	108	143	178	518	154	139	151	44	488
Equity earnings (losses)	(3)	7	2	(13)	(7)	1	10	4	4	19

Reported segment profit (loss)	(9)	12	(1)	(26)	(24)	6	15	35	156	212
Adjustments	—	—	9	23	32	6	17	(12)	(130)	(119)

Adjusted segment profit (loss)	$(9)	$12	$8	$(3)	$8	$12	$32	$23	$26	$93

Operating statistics

Gathering and Processing*
Gathering volumes (Tbtu)	127	142	157	180	606	179	189	193	227	788
Plant inlet natural gas volumes (Tbtu)	18	25	28	34	105	29	27	30	32	118
Ethane equity sales (million gallons)	—	—	—	—	—	—	—	—	3	3
Non-ethane equity sales (million gallons)	1	1	3	2	7	2	1	3	2	8

NGL equity sales (million gallons)	1	1	3	2	7	2	1	3	5	11
Ethane production (million gallons)	—	1	1	1	3	1	1	1	30	33
Non-ethane production (million gallons)	21	32	39	44	136	38	37	42	40	157

NGL production (million gallons)	21	33	40	45	139	39	38	43	70	190

Laurel Mountain Midstream LLC (equity investment) - 100%
Gathering volumes (Tbtu)	27	29	32	36	124	34	36	38	40	148

*	Excludes volumes associated with partially owned assets that are not consolidated for financial reporting purposes.

Pre-merger Williams Partners L.P.

Atlantic-Gulf

(UNAUDITED)

	2013					2014
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Revenues:
Fee-based revenues:
Gathering & processing	$19	$19	$15	$17	$70	$16	$21	$21	$20	$78
Production handling and transportation	283	282	282	302	1,149	307	293	296	328	1,224
Other fee revenues	29	29	30	30	118	30	29	28	27	114
Commodity-based revenues:
NGL sales from gas processing	28	26	22	27	103	20	25	19	14	78
Marketing sales	176	186	167	175	704	171	162	171	139	643
Other sales	1	—	—	2	3	1	1	2	(1)	3
Tracked revenues:	52	59	46	43	200	53	40	52	62	207

	588	601	562	596	2,347	598	571	589	589	2,347
Intrasegment eliminations	1	1	1	(1)	2	2	2	1	2	7

Total revenues	589	602	563	595	2,349	600	573	590	591	2,354

Segment costs and expenses:
NGL cost of goods sold	6	7	5	6	24	6	5	5	5	21
Marketing cost of goods sold	176	186	167	175	704	171	162	171	140	644
Depreciation and amortization expenses	93	87	92	91	363	94	91	91	103	379
Other segment costs and expenses	118	130	132	134	514	124	121	133	160	538
Tracked costs	52	59	46	43	200	53	40	52	62	207
Intrasegment eliminations	1	1	1	(1)	2	2	2	1	1	6

Total segment costs and expenses	446	470	443	448	1,807	450	421	453	471	1,795

Equity earnings (losses)	16	20	17	19	72	15	16	25	20	76

Reported segment profit	159	152	137	166	614	165	168	162	140	635
Adjustments	(6)	(5)	5	(2)	(8)	—	—	—	10	10

Adjusted segment profit	$153	$147	$142	$164	$606	$165	$168	$162	$150	$645

Operating statistics

Gathering and Processing*
Gathering volumes (Tbtu)	39	36	31	31	137	28	31	30	27	116
Plant inlet natural gas volumes (Tbtu)	76	78	55	61	270	60	72	73	73	278

Ethane equity sales (million gallons)	8	6	7	7	28	2	6	8	2	18
Non-ethane equity sales (million gallons)	20	20	16	18	74	12	18	13	13	56

NGL equity sales (million gallons)	28	26	23	25	102	14	24	21	15	74

Ethane margin ($/gallon)	$0.16	$0.21	$0.11	$0.08	$0.14	$0.46	$0.23	$0.14	$(0.03)	$0.18
Non-ethane margin ($/gallon)	$1.03	$0.89	$1.03	$1.09	$1.01	$1.10	$1.04	$1.00	$0.69	$0.96
NGL margin ($/gallon)	$0.79	$0.73	$0.75	$0.81	$0.77	$1.02	$0.82	$0.68	$0.59	$0.77

Ethane production (million gallons)	61	61	42	47	211	45	57	60	59	221
Non-ethane production (million gallons)	85	91	68	73	317	71	87	92	93	343

NGL production (million gallons)	146	152	110	120	528	116	144	152	152	564

Discovery Producer Services LLC (equity investment) - 100%
NGL equity sales (million gallons)	19	18	6	6	49	10	10	18	15	53
NGL production (million gallons)	63	64	45	46	218	47	54	65	61	227

Transcontinental Gas Pipe Line
Throughput (Tbtu)	845.6	713.1	756.8	837.5	3,153.0	949.2	796.8	821.3	887.3	3,454.6
Avg. daily transportation volumes (Tbtu)	9.4	7.8	8.2	9.1	8.6	10.5	8.8	8.9	9.6	9.5
Avg. daily firm reserved capacity (Tbtu)	9.3	8.9	8.8	9.3	9.1	9.6	9.4	9.5	9.9	9.6

*	Excludes volumes associated with partially owned assets that are not consolidated for financial reporting purposes.

Pre-merger Williams Partners L.P.

West

(UNAUDITED)

	2013					2014
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Revenues:
Fee-based revenues:
Gathering & processing	$134	$141	$143	$144	$562	$132	$141	$136	$135	$544
Production handling and transportation	116	110	114	118	458	116	112	113	117	458
Other fee revenues	9	9	8	7	33	8	8	8	8	32
Commodity-based revenues:
NGL sales from gas processing	142	137	151	128	558	103	95	116	88	402
Marketing sales	46	46	55	34	181	30	28	29	20	107
Other sales	10	7	8	8	33	12	9	10	6	37
Tracked revenues	—	1	—	1	2	—	1	—	—	1

	457	451	479	440	1,827	401	394	412	374	1,581
Intrasegment eliminations	—	—	(1)	—	(1)	—	(1)	—	—	(1)

Total revenues	457	451	478	440	1,826	401	393	412	374	1,580

Segment costs and expenses:
NGL cost of goods sold	44	51	54	40	189	38	35	41	33	147
Marketing cost of goods sold	46	46	55	33	180	30	27	29	19	105
Other cost of goods sold	4	2	2	3	11	4	6	4	4	18
Depreciation and amortization expenses	61	58	58	59	236	58	60	60	61	239
Other segment costs and expenses	116	131	103	118	468	106	113	103	118	440
Tracked costs	—	1	—	1	2	—	1	—	—	1
Intrasegment eliminations	—	—	(1)	—	(1)	—	(1)	—	—	(1)

Total segment costs and expenses	271	289	271	254	1,085	236	241	237	235	949

Reported segment profit	186	162	207	186	741	165	152	175	139	631
Adjustments	—	—	—	—	—	—	6	—	2	8

Adjusted segment profit	$186	$162	$207	$186	$741	$165	$158	$175	$141	$639

Operating statistics

Gathering and Processing
Gathering volumes (Tbtu)	240	250	254	244	988	229	230	238	234	931
Plant inlet natural gas volumes (Tbtu)	295	305	310	264	1,174	249	246	267	261	1,023

Ethane equity sales (million gallons)	15	37	51	12	115	4	5	7	4	20
Non-ethane equity sales (million gallons)	102	106	110	89	407	69	71	90	80	310

NGL equity sales (million gallons)	117	143	161	101	522	73	76	97	84	330

Ethane margin ($/gallon)	$(0.03)	$(0.01)	$(0.02)	$(0.00)	$(0.02)	$0.12	$0.22	$0.21	$0.17	$0.19
Non-ethane margin ($/gallon)	$0.96	$0.81	$0.89	$0.99	$0.91	$0.94	$0.84	$0.81	$0.66	$0.81
NGL margin ($/gallon)	$0.83	$0.60	$0.61	$0.86	$0.71	$0.89	$0.80	$0.77	$0.64	$0.77

Ethane production (million gallons)	98	124	139	89	450	60	86	64	40	250
Non-ethane production (million gallons)	262	281	294	246	1,083	233	232	255	245	965

NGL production (million gallons)	360	405	433	335	1,533	293	318	319	285	1,215

Northwest Pipeline LLC
Throughput (Tbtu)	201.0	136.9	168.6	210.4	716.9	192.4	141.3	156.7	196.6	687.0
Avg. daily transportation volumes (Tbtu)	2.2	1.5	1.8	2.3	2.0	2.1	1.6	1.7	2.1	1.9
Avg. daily firm reserved capacity (Tbtu)	3.0	3.0	3.0	3.0	3.0	3.0	3.0	3.0	3.0	3.0

Pre-merger Williams Partners L.P.

NGL & Petchem Services

(UNAUDITED)

	2013					2014
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Revenues:
Fee-based revenues:
Production handling and transportation	$6	$6	$6	$5	$23	$7	$7	$7	$7	$28
Other fee-based revenues	26	31	29	31	117	33	33	33	35	134
Commodity-based revenues:
NGL sales from gas processing	37	24	22	28	111	54	32	31	41	158
Olefin sales	269	228	67	29	593	79	96	73	93	341
Marketing sales	684	673	645	644	2,646	698	680	748	589	2,715
Other sales	15	11	11	9	46	11	11	8	5	35

	1,037	973	780	746	3,536	882	859	900	770	3,411
Intrasegment eliminations	(79)	(80)	(56)	(54)	(269)	(77)	(76)	(72)	(74)	(299)

Total revenues	958	893	724	692	3,267	805	783	828	696	3,112

Segment costs and expenses:
NGL cost of goods sold	14	12	9	12	47	28	20	19	23	90
Olefins cost of goods sold	119	111	44	17	291	51	69	46	65	231
Marketing cost of goods sold	679	678	630	638	2,625	684	681	752	629	2,746
Other cost of goods sold	13	10	10	7	40	12	10	8	7	37
Depreciation and amortization expenses	13	14	18	15	60	17	16	17	17	67
Net insurance recoveries—Geismar Incident	—	6	(45)	13	(26)	(119)	(42)	—	(71)	(232)
Other segment costs and expenses	46	49	58	39	192	49	53	64	78	244
Intrasegment eliminations	(79)	(80)	(56)	(54)	(269)	(77)	(76)	(72)	(74)	(299)

Total segment costs and expenses	805	800	668	687	2,960	645	731	834	674	2,884
Equity earnings (losses)	5	8	12	14	39	7	6	7	17	37

Reported segment profit	158	101	68	19	346	167	58	1	39	265
Adjustments	—	6	(31)	122	97	54	96	5	(66)	89

Adjusted segment profit	$158	$107	$37	$141	$443	$221	$154	$6	$(27)	$354

Operating statistics

Ethane equity sales (million gallons)	—	—	—	3	3	27	28	28	33	116
Non-ethane equity sales (million gallons)	40	29	25	26	120	30	18	19	35	102

NGL equity sales (million gallons)	40	29	25	29	123	57	46	47	68	218

Ethane production (million gallons)	—	—	—	7	7	29	29	29	34	121
Non-ethane production (million gallons)	36	35	24	18	113	30	28	28	31	117

NGL production (million gallons)	36	35	24	25	120	59	57	57	65	238

Petrochemical Services
Geismar ethylene sales volumes (million lbs)	246	211	10	—	467	—	—	—	—	—
Geismar ethylene margin ($/lb)	$0.37	$0.33	$0.05	$—	$0.34	$—	$—	$—	$—	$—
Canadian propylene sales volumes (millions lbs)	35	36	27	20	118	32	34	34	43	143
Canadian alky feedstock sales volumes (million gallons)	9	10	7	5	31	7	7	6	7	27

Overland Pass Pipeline Company LLC (equity investment)—100%
NGL Transportation volumes (Mbbls)	7,402	11,151	13,174	11,463	43,190	8,612	8,926	9,482	10,118	37,138

Pre-merger Williams Partners L.P.

Capital Expenditures and Investments

(UNAUDITED)

	2013					2014
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Capital expenditures:
Northeast G&P	$307	$298	$338	$407	$1,350	$359	$291	$288	$253	$1,191
Atlantic-Gulf	174	276	290	247	987	180	412	319	387	1,298
West	63	58	55	35	211	22	27	47	48	144
NGL & Petchem Services	157	158	244	201	760	161	211	136	120	628
Other	2	1	1	4	8	2	2	1	3	8

Total*	$703	$791	$928	$894	$3,316	$724	$943	$791	$811	$3,269

Purchase of businesses:
NGL & Petchem Services**	$(25)	$—	$—	$—	$(25)	$25	$31	$—	$(56)	$—

Purchase of investments:
Northeast G&P	$72	$37	$123	$1	$233	$163	$6	$12	$7	$188
Atlantic-Gulf	15	50	35	93	193	51	9	21	25	106
NGL & Petchem Services	6	2	4	1	13	1	1	1	1	4

Total	$93	$89	$162	$95	$439	$215	$16	$34	$33	$298

Summary:
Northeast G&P	$379	$335	$461	$408	$1,583	$522	$297	$300	$260	$1,379
Atlantic-Gulf	189	326	325	340	1,180	231	421	340	412	1,404
West	63	58	55	35	211	22	27	47	48	144
NGL & Petchem Services	138	160	248	202	748	187	243	137	65	632
Other	2	1	1	4	8	2	2	1	3	8

Total	$771	$880	$1,090	$989	$3,730	$964	$990	$825	$788	$3,567

Capital expenditures incurred, purchase of businesses, and purchase of investments:
Increases to property, plant, and equipment	$716	$824	$968	$825	$3,333	$769	$867	$770	$723	$3,129
Purchase of businesses	(25)	—	—	—	(25)	25	31	—	(56)	—
Purchase of investments	93	89	162	95	439	215	16	34	33	298

Total	$784	$913	$1,130	$920	$3,747	$1,009	$914	$804	$700	$3,427

*Increases to property, plant, and equipment	$716	$824	$968	$825	$3,333	$769	$867	$770	$723	$3,129
Changes in related accounts payable and accrued liabilities	(13)	(33)	(40)	69	(17)	(45)	76	21	88	140

Capital expenditures	$703	$791	$928	$894	$3,316	$724	$943	$791	$811	$3,269

**	The first quarter of 2013 relates to a working capital adjustment associated with the acquisition of the olefins business from a subsidiary of Williams and the 2014 amounts relate to adjustments from the acquisition of certain Canadian operations from a subsidiary of Williams.

WPZ Net Income to Adjusted EBITDA

	2015			2016			2017
(‘$ in millions)	Low	Base	High	Low	Base	High	Low	Base	High

Net income from continuing operations	$1,555	$1,720	$1,885	$2,025	$2,225	$2,425	$2,465	$2,690	$2,915
Add: Net interest expense	855	855	855	965	960	955	1,075	1,065	1,055
Add: Provision for income taxes	15	15	15	25	25	25	25	25	25
Add: Depreciation & amortization (DD&A)	1,705	1,705	1,705	1,800	1,800	1,800	1,875	1,875	1,875
Less: Equity earnings from investments	(380)	(385)	(390)	(495)	(505)	(515)	(645)	(660)	(675)
Add: Proportionate share of EBITDA from investments[1]	665	670	675	800	810	820	955	970	985
Adjustments[2]	(115)	(115)	(115)	—	—	—	—	—	—

Adjusted EBITDA	$4,300	$4,465	$4,630	$5,120	$5,315	$5,510	$5,750	$5,965	$6,180

	2015			2016			2017
1) Proportionate Share of EBITDA from investments:	Low	Base	High	Low	Base	High	Low	Base	High

Net income from continuing operations	$380	$385	$390	$495	$505	$515	$645	$660	$675
Add: Net interest expense	53	53	53	58	58	58	61	61	61
Add: Depreciation & amortization (DD&A)	206	206	206	226	226	226	236	236	236
Other	26	26	26	21	21	21	13	13	13

Adjusted EBITDA from Equity Investments	$665	$670	$675	$800	$810	$820	$955	$970	$985

	2015			2016			2017
2) Adjustments:	Low	Base	High	Low	Base	High	Low	Base	High

Geismar incident adjustment for insurance and timing	($150)	($150)	($150)	—	—	—	—	—	—
ACMP acquisition-related expenses	35	35	35	—	—	—	—	—	—

Total Adjustments	($115)	($115)	($115)	—	—	—	—	—	—

WPZ Distributable Cash Flow and Cash Distribution Coverage Ratio

	2015			2016			2017
Dollars in millions, except per L.P. unit	Low	Base	High	Low	Base	High	Low	Base	High

Adjusted EBITDA[1]	$4,300	$4,465	$4,630	$5,120	$5,315	$5,510	$5,750	$5,965	$6,180
Less: Maintenance Capex[2]	(430)	(430)	(430)	(440)	(440)	(440)	(440)	(440)	(440)
Less: Interest Expense (cash portion)[3]	(885)	(885)	(885)	(1,000)	(995)	(990)	(1,110)	(1,100)	(1,090)
Less: Cash Taxes	(5)	(5)	(5)	(10)	(10)	(10)	(10)	(10)	(10)
Less: Noncontrolling Interests	(135)	(135)	(135)	(195)	(195)	(195)	(230)	(230)	(230)

Distributable Cash Flow Attributable to Partnership Operations	$2,845	$3,010	$3,175	$3,475	$3,675	$3,875	$3,960	$4,185	$4,410

Cash Distributions (accrued)	$3,010	$3,005	$2,995	$3,380	$3,440	$3,515	$3,770	$3,925	$4,090
—per L.P. Unit	$3.40	$3.40	$3.40	$3.64	$3.71	$3.78	$3.89	$4.04	$4.19
—Annual growth rate				7%	9%	11%	7%	9%	11%

Cash Distribution Coverage Ratio	0.95x	1.00x	1.06x	1.03x	1.07x	1.10x	1.05x	1.07x	1.08x

Notes: 1 A more detailed schedule reconciling this non-GAAP measure is provided in this presentation.    2 Includes proportionate share of maintenance capex of equity investments    3 Includes proportionate share of interest expense of equity investments